Exhibit (a)(1)(I)

HHGREGG, INC.

INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Delivery of Election Form. A properly completed and duly executed Eligible Option Information Sheet and Election Form must be received by hhgregg by 11:59 p.m. Eastern Daylight Savings Time on April 29, 2013 (unless the Offer is extended). We will not accept delivery of any Eligible Option Information Sheet and Election Form after expiration of the Offer. If we do not receive a properly completed and duly executed Eligible Option Information Sheet and Election Form (either electronically through the Offer Website, by facsimile or through hand delivery of a paper Eligible Option Information Sheet and Election Form) from you before the expiration of the Offer, we will not accept your Eligible Options for exchange and such Eligible Options will not be exchanged pursuant to this Offer.

If you are not able to submit your Eligible Option Information Sheet and Election Form or any subsequent new Eligible Option Information Sheet and Election Form electronically through the Offer Website as described above, as a result of technical failures of the Offer Website, such as the Offer Website being unavailable or the Offer Website not accepting your election, or if you do not otherwise have access to the Offer Website for any reason (including lack of internet services), you must immediately notify Charles Young at the Company at (317) 569-7574 or Charlie.Young@hhgregg.com to obtain assistance, including, if necessary, instructions for obtaining, completing and submitting a paper Eligible Option Information Sheet and Election Form. For ease of reference, we have included a step-by-step guide to using the Offer Website as Schedule 1 hereto.

hhgregg intends to confirm the receipt of your electronic Eligible Option Information Sheet and Election Form (or Eligible Option Information Sheet and paper Election Form) by electronic mail within two U.S. business days of the receipt of your electronic Eligible Option Information Sheet and Election Form (or paper Eligible Option Information Sheet and Election Form). If you have not received an electronic mail confirmation, you must confirm that we have received your electronic Eligible Option Information Sheet and Election Form (or paper Eligible Option Information Sheet and Election Form). If you need to confirm receipt after two U.S. business days have elapsed, you may contact Charles Young, our Chief Human Resources Officer, at (317) 569-7574 or Charlie.Young@hhgregg.com.

You may change your mind after you have submitted an Eligible Information Option Sheet and Election Form and submit a new Eligible Option Information Sheet Election Form at any time before the Expiration Date, which is expected to be April 29, 2013, at 11:59 p.m. Eastern Daylight Savings Time, unless the Offer is extended. If we extend the Expiration Date, you may submit a new Eligible Option Information Sheet Election Form with respect to all of your Eligible Options at any time until the extended Offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted Election Form we receive before 11:59 p.m. Eastern Daylight Savings Time on April 29, 2013 (unless we extend the Offer).

To validly change your election to participate in this Offer, you must access the Offer Website on Knowledge Hub located on Intranet 2.0, accessible at http://intranet.hhgregg.com/hhgregg.intranet/login.aspx, and complete and submit a new electronic Eligible Option Information Sheet and Election Form before 11:59 p.m., Eastern Daylight Savings Time, on April 29, 2013, unless we extend the Offer. If you are not able to submit your Eligible Option Information Sheet and Election Form or any subsequent new Eligible Option Information Sheet and Election Form electronically through the Offer Website as described above, as a result of technical failures of the Offer Website, such as the Offer Website being unavailable or the Offer Website not accepting your election, or if you do not otherwise have access to the Offer Website for any reason (including lack of internet services), you must immediately notify Charles Young at the Company at (317) 569-7574 or Charlie.Young@hhgregg.com to obtain assistance, including, if necessary, instructions for obtaining, completing and submitting a paper Eligible Option Information Sheet and Election Form. You should print or make a copy of your new Eligible Option Information Sheet and Election Form and confirmation statement (if you submit electronically) and keep those documents with your other records for the Offer.

While participation in the Offer is completely voluntary, if you elect not to exchange all of your Eligible Options pursuant to the Offer, then you will retain the Eligible Options under their original terms.

2. Exchange. If you intend to exchange your Eligible Options pursuant to the Offer, you must access your account at the Offer Website on Knowledge Hub located on Intranet 2.0, accessible at http://intranet.hhgregg.com/hhgregg.intranet/login.aspx, properly complete and duly execute the Eligible Option Information Sheet and Election Form or fill out and properly submit a duly executed and dated paper Eligible Option Information Sheet Election Form.

3. Signatures on This Election Form. You must electronically sign the Eligible Option Information Sheet Election Form if you submit your election through the Offer Website. This can be completed by clicking on the “I Agree” button on the Agreement to Terms of Election” page on the Offer Website. If you submit a paper Eligible Option Information Sheet and Election Form you must physically sign the Eligible Option Information Sheet and Election Form and complete the Eligible Option Information Sheet.

4. Requests for Assistance or Paper Copies. If you need paper copies of the Offer documents or the Election Form, you should contact Charles Young at the Company at (317) 569-7574 or Charlie.Young@hhgregg.com. Copies will be furnished promptly at hhgregg’s expense.

For general questions concerning this Offer, please call Charles Young, our Chief Human Resources Officer, at (317) 569-7574 or Charlie.Young@hhgregg.com.

5. Reservation of Rights. We reserve the right, at our discretion, at any time, to extend the period of time during which the Offer is open and delay the acceptance for exchange of any options. If we elect to extend the period of time during which this Offer is open, we will give you written notice of the extension and delay, as described below. If we extend the Expiration Date, we will also extend your right to make or withdraw elections with respect to Eligible Options until such extended Expiration Date. In the case of an extension, we will issue a press release, electronic mail or other form of communication no later than 8:00 a.m., Eastern Daylight Savings Time, on the next U.S. business day after the previously scheduled Expiration Date.

We also reserve the right, in our reasonable judgment, before the Expiration Date to terminate or amend the Offer by giving written notice of the termination or postponement to you or by making a public announcement of the termination.

Subject to compliance with applicable law, we further reserve the right, before the Expiration Date, in our discretion, to amend the Offer in any respect, including by decreasing or increasing the consideration offered in this Offer or by decreasing or increasing the number of options being sought in this Offer.

6. Irregularities. We will determine all questions as to the number of shares subject to Eligible Option Grants tendered and the validity, form, eligibility (including time of receipt) and acceptance of any tender of Eligible Option Grants. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties. We may reject any or all tenders of Eligible Option Grants that we determine are not in appropriate form or that we determine are unlawful to accept. We may waive any defect or irregularity in any tender with respect to any particular Eligible Option Grants or any particular Eligible Option holder before the expiration of the Offer. No Eligible Option Grant will be accepted for exchange until the Eligible Option holder exchanging the Eligible Option Grant has cured all defects or irregularities to our satisfaction, or they have been waived by us, prior to the Expiration Date. Neither we nor any other person is obligated to give notice or any defects or irregularities involved in the exchange of any Eligible Option Grant.

7. Conditional or Contingent Offers. hhgregg will not accept any alternative, conditional or contingent tenders.

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8. Important Tax Information. If you are a U.S. tax payer, you should refer to Section 14 of the Offer to Exchange, which contains material U.S. federal income tax information concerning the Offer. We strongly recommend that you consult your financial, legal and/or tax advisors with respect to the federal, state and local tax consequences of participating or not participating in the Offer.

9. Copies. You should print a copy of the Eligible Option Information Sheet and Election Form after you have completed and electronically signed it, and retain it for your records, or you should make a copy of your paper the Eligible Option Information Sheet and Election Form and retain it form your records.

10. Paper Delivery. Please remember that if you are not able to submit your Eligible Option Information Sheet and Election Form or any subsequent new Eligible Option Information Sheet and Election Form electronically through the Offer Website as described above, as a result of technical failures of the Offer Website, such as the Offer Website being unavailable or the Offer Website not accepting your election, or if you do not otherwise have access to the Offer Website for any reason (including lack of internet services), you must immediately notify Charles Young at the Company at (317) 569-7574 or Charlie.Young@hhgregg.com to obtain assistance, including, if necessary, instructions for obtaining, completing and submitting a paper Eligible Option Information Sheet and Election Form.

IMPORTANT: IN ORDER FOR YOU TO PARTICIPATE, A VALID, COMPLETED AND SIGNED ELECTION FORM MUST BE RECEIVED BY HHGREGG BY 11:59 P.M. EASTERN DAYLIGHT SAVINGS TIME ON APRIL 29, 2013 (UNLESS THE OFFER IS EXTENDED).

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Schedule 1 to Exhibit (a)(1)(I)

h.h.gregg
appliances & electronics

HUMAN RESOURCES HUB

How to Make Stock Option Exchange Elections in Knowledge Hub

PROCESS OVERVIEW

Your election to either accept or reject the *Offer to Exchange Certain Outstanding Options for New Options* should be completed electronically using the Offer Website: Knowledge Hub.

There are two steps required to complete the election process:

1.) Read ALL documentation provided in the "Stock Option Exchange" Credential
2.) Complete the "Electronic Form of Eligible Option Information Sheet"

DEADLINE: Your election must be made before 11:59 p.m., EST, on April 29, 2013.

Please follow the step-by-step instructions below to access ALL required documentation and complete the electronic Form to certify your election.

HOW TO ACCESS KNOWLEDGE HUB

1 Access Intranet 2.0 from the Home Page

hhgregg
hhgregg

Using the mouse, "Left Click" on "Intranet 2.0"

2 Log In to Intranet 2.0

hhgregg
hhgregg Intranet 2.0 Login

A **Key in your Employee ID and Password**

B **"Left Click" on the "Login" button**

How to Make Stock Option Exchange Elections in Knowledge Hub–Human Resources Hub
©2013, h.h.gregg, inc., All Rights Reserved.
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h.h.gregg appliances & electronics
HUMAN RESOURCES HUB

HOW TO ACCESS KNOWLEDGE HUB (Continued)

3 Select Training from the Menu

My Intranet
Sign Out
My Applications
My Store
Store Operations
Training
Merchandising
Human Resources
Information Technology

"Left Click" on the "Training" Tab

4 Select Knowledge Hub

My Intranet
My Applications
My Store
Store Operations
Training
Documents
Knowledge Hub
Merchandising
Human Resources
Information Technology

"Left Click" on "Knowledge Hub" from the drop-down list under the "Training" tab

HOW TO NAVIGATE KNOWLEDGE HUB

5 Use the Menu Bar to Navigate

Home | My Content | Catalog | Knowledge Portals | Professional Development | Help
Home > Welcome
Credentials
Welcome to the Knowledge Hub!
Transforming the Way We Learn

A Hover mouse pointer over "Professional Development"

B "Left Click" on "Credentials" from the drop-down menu

How to Make Stock Option Exchange Elections in Knowledge Hub–Human Resources Hub
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h.h.gregg appliances & electronics
HUMAN RESOURCES HUB

HOW TO NAVIGATE KNOWLEDGE HUB (Continued)

6 Access "Human Resources" Credentials

Home | My Content | Catalog | Knowledge Portals | Professional Development | Help
Professional Development > Credentials
Credentials
Credentials contain groupings of items to be accessed in fulfillment of specific training requirements set by a training provider or organization.
Management Development Program
Management Development Program Work
and Curriculum
New Associates Hub
Resources and Informatio
Home Theatre Hub
Training and Information o
Home Audio, Video (Blu-ra
(DIRECTV, Cable), Deliver
Human Resources
ating Procedures around Human Resources.
"Left Click" on the "Human Resources" Link

7 Access the "Stock Option Exchange Program" Credential

Home | My Content | Catalog | Knowledge Portals | Professional Development | Help
Professional Development > Credentials
Credentials
Credentials contain groupings of items to be accessed in fulfillment of specific training requirements set by a training provider or organization.
2011 Code of Business Conduct Annual Review and Acknowledgements of Receipt
IT Security Policy Acknowledgement of Receipt
2012 Finance Code of Ethics Acknowledgement of Receipt
2012 Code of Business Conduct Annual Review and Acknowledgements of Receipt
2012 Sexual Harassment e-Briefing & Pr
sional Conduct Acknowledgement of Receipt
Stock Option Exchange Program
"Left Click" on the link for "Stock Option Exchange Program"

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h.h.gregg
appliances & electronics
HUMAN RESOURCES HUB

HOW TO NAVIGATE KNOWLEDGE HUB (Continued)

8 Review the "Overview" Tab

Stock Option Exchange Program
Add Bookmark to My Professional Development
Credential Complete: No
Credential Status: Not Started
Must be Completed Before: Apr 29, 2013 11:59 PM
Overview
Credential Content
Credential Title:
Description:
Instructions:

A Review the "Description" and "Instructions" Sections in the "Overview" Tab

B Next, "Left Click" on the "Credential Content" Tab

9 Read ALL Documents in Order, top to bottom

Stock Option Exchange Program
Credential Complete:
Credential Status:
Must be Completed Before:
Overview
Credential Content

A Click on each document link, in order, starting at the TOP of the list

B After clicking on a link, you'll be directed to a new page. Review the document description and click on the link.

C A PDF browser will open. Read the document. When finished, close the PDF browser.

D Click on the Web Browser's "Back Arrow" to return to the list of Documents

E **You are required to read ALL documents.**

Once a document has been reviewed, you will receive a green check mark in the "Complete" Column, indicating that you may proceed to the next document. Once all SEVEN documents have a green check mark, click on the link:

"Electronic Form of Eligible Option Information Sheet" to open the electronic form.

How to Make Stock Option Exchange Elections in Knowledge Hub–Human Resources Hub
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h.h.gregg
appliances & electronics
HUMAN RESOURCES HUB

HOW TO NAVIGATE KNOWLEDGE HUB (Continued)

10 Access the Electronic Form of Eligible Option Information Sheet

Electronic Form of Eligible Option Information Sheet
View Course by Credential: Stock Option Exchange Program - Test 1
Help
Assessment Passed: No
Required Score: 100%
Overview
Assessment Content
Language: English
Description:
This is the "Electronic Form of Eligible Option Information Sheet." You will be presented with a number of statements. Please select "YES" or "NO" to each statement in order to electronically sign and certify your decision to participate in the "Offer to Exchange Certain Outstanding Options for New Options" program.

A Review the "Description" Section in the "Overview" Tab

B Click on the "Assessment Content" Tab to access the Instructions

Overview
Assessment Content
Electronic Form of Eligible Option Information Sheet-V2
Required Score
# of Questions
Time Allowed
Attempts Remaining
100
2
Unlimited
Unlimited
Latest Score: Not Assessed
This is the "Electronic Form of Eligible Option Information Sheet." You will be presented with a number of statements. Please select "YES" or "NO" to each statement in order to electronically sign and certify your decision to participate in the "Offer to Exchange Certain Outstanding Options for New Options" program.
You may review your responses at any time, before you finish the Form, by clicking the Question List.
You may finish the Form at any time by clicking Finish (the "Stop Button" icon). At that time, all statements without a "YES" or "NO" response will result in your ineligibility for the "Offer to Exchange Certain Outstanding Options for New Options" program.
You may change your responses at any time, until 11:59 p.m., Eastern Daylight Savings Time, on April 29, 2013.
Click Help at any time to get information on how to navigate this form.
You may want to review the form navigation before you begin.

C Click on the "Launch Assessment" Button to launch the Electronic Form

Welcome
You're about to enter an untimed assessment. If you want to take a break before finishing, you can suspend the assessment, and continue at a later time.
When you click on Finish, any questions that are unanswered will be scored as incorrect.

D Click on the "Play" Button to open the Electronic Form

! The **"Electronic Form of Eligible Option Information Sheet"** must be properly completed in order to complete the Stock Option Exchange Program.

Failure to do so will result in **NO ACTION** being taken on Outstanding Stock Options.

How to Make Stock Option Exchange Elections in Knowledge Hub–Human Resources Hub
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h.h.gregg appliances & electronics
HUMAN RESOURCES HUB
HOW TO NAVIGATE THE ELECTRONIC FORM

11 Complete the Electronic Form of Eligible Option Information Sheet

! This information indicates which statement number you are currently acknowledging

A Read the statement and select either a "YES" or "NO" response

Question 1 of 2
I have read all of the above documentation included in this offer and want to proceed with my election.
YES
NO
Finish Assessment
You have answered all questions.
Clicking on OK will calculate and submit your results. Are you sure you want to finish?

B Click on the "arrow" buttons to skip forward to the next statement or backward to the previous statement
- **You may skip over questions and come back to them later, if needed**

C Click on the "Stop" button once you have responded to both statements
- **A new window will open (see image on left)**

D Click the "X" button if you need to review responses before submitting the form

OR

D Click the "OK" button once you are ready to submit your Form

!

Once you've clicked the "OK" button, your election will be certified and the Stock Option Exchange Process will be 100% complete.

You will receive a Confirmation Page. Please review and Print (see next page for details).

If you need to change your election, you may do so at any time before 11:59 p.m., EST, on April 29, 2013

How to Make Stock Option Exchange Elections in Knowledge Hub–Human Resources Hub
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©2013, h.h.gregg, inc., All Rights Reserved.

h.h.gregg appliances & electronics HUMAN RESOURCES HUB

REVIEWING AND PRINTING THE ELECTRONIC CONFIRMATION

12 Review and Print Your Election Confirmation

Electronic Form of Eligible Option Information Sheet V2 Assessment - Windows Internet Explorer
element k
Assessment Results
CLOSE WINDOW
hhgregg has received your "Electronic Form of Eligible Option Information Sheet" by which you elected to have all of your eligible outstanding options cancelled in exchange for New Options, subject to the terms and conditions of the Offer.
If you change your mind, you may change your election as to all of your Eligible Options by re-opening the "Electronic Form of Eligible Option Information Sheet" and electing "NO" to the first two statements and "YES" to the third statement in the electronic Form. If you are unable to submit your "Electronic Form of Eligible Option Information Sheet" electronically via Knowledge Hub (located on Intranet 2.0) as a result of technical failures, such as the website being unavailable or the website not accepting your election, or if you do not otherwise have access to Knowledge Hub for any reason (including lack of internet services), a properly signed and completed "Eligible Option Information Sheet" and "Election Form" must be received by fascimile, by hand delivery or by electronic mail before 11:59 p.m., Eastern Daylight Savings Time, on April 29, 2013 to:
Charles Young
hhgregg, Inc.
4151 East 96th Street
Indianapolis, Indiana 46240
Fax: (317)816-6609
Electronic Mail: Charlie.Young@hhgregg.com
The submission of the required documents must be made by the Expiration Date indicated above. We cannot accept late submissions, and we therefore urge you to respond early to avoid any last minute problems. If you are unable to, or choose not to submit electronically, only documents that are complete, signed and actually received by Charles Young, our Chief Human Resources Officer, by the Expiration Date will be accepted. Documents submitted by any other means, including U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have any questions, please direct them to Charles Young, our Chief Human Resources Officer, at:
hhgregg, Inc.
4151 East 96th Street
Indianapolis, Indiana 46240
Tel: (317)569-7574
Upon completing your Electronic Form, you will receive a confirmation.
A
Scroll down the page and "Left Click" on the "Print Results" Button to print your confirmation
B
Assessment/Electronic Form of Eligible Option Information Sheet-V2
Required Score
# of Questions
Time Allowed
Attempts Remaining
100%
2
Unlimited
Unlimited
Your Score: 100%
PRINT RESULTS

If you have not properly completed this Stock Option Exchange Program, or, have omitted any step in the election process, then you will receive e-mail notifications to log into Knowledge Hub and compete the Stock Option Exchange Credential before the deadline of 11:59 p.m., EST, April 29, 2013.

Please e-mail all access issues to Garrett Sweet at garrett.sweet@hhgregg.com

How to Make Stock Option Exchange Elections in Knowledge Hub–Human Resources Hub
©2013, h.h.gregg, inc., All Rights Reserved.
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